UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2009 (March 26, 2009)
EMAGEON INC.

(Exact name of registrant as specified in its charter)

Delaware	0-51149	63-1240138

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1200 Corporate Drive, Suite 200, Birmingham, Alabama 35242

(Address of principal executive offices)     (Zip Code)
(205) 980-9222

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On March 27, 2009, Emageon Inc. (“Emageon”) issued a press release announcing that it has entered into a memorandum of understanding with plaintiff’s counsel and the other named defendants to settle the putative class action lawsuit that was filed on March 13, 2009 on behalf of Emageon’s stockholders following the announcement of the pending tender offer for Emageon made by AMICAS, Inc. and AMICAS Acquisition Corp. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     As described in greater detail in the Solicitation/Recommendation Statement on Schedule 14D-9 initially filed with the Securities and Exchange Commission on March 5, 2009, and amended on March 13, 2009 and March 17, 2009 (as further amended, the “Schedule”), a putative shareholder class action was filed on March 13, 2009 against Emageon and others in the Circuit Court of Jefferson County, Alabama. A similar lawsuit was filed by the plaintiff on March 11, 2009 in the Superior Court Department, Suffolk County, Massachusetts, but that lawsuit was withdrawn by the plaintiff without prejudice on March 16, 2009.
     Under the terms of the memorandum, Emageon, the other named defendants and the plaintiff have agreed to settle the lawsuit, subject to court approval. If the court approves the settlement contemplated in the memorandum, the lawsuit will be dismissed with prejudice.
     Pursuant to the terms of the memorandum, Emageon has agreed to make available certain additional information to its stockholders, which is set forth below in this Report. This additional information also will be set forth in an amendment to the Schedule, and should be read in conjunction with the Schedule. In return, the plaintiff agreed under the memorandum to the dismissal of the action. In addition, Emageon agreed to pay the legal fees and expenses of plaintiff’s counsel, subject to approval by the court. This payment will not affect the amount of consideration to be paid to stockholders of Emageon in connection with the pending tender offer and subsequent merger between AMICAS Acquisition Corp. and Emageon. The details of the settlement will be set forth in a notice to be sent to Emageon’s stockholders prior to a hearing before the court to consider both the settlement and the plaintiff’s fee application.
     Emageon and the other defendants maintain that the lawsuit is completely without merit. Nevertheless, in order to avoid costly litigation and eliminate the risk of any delay to the closing of the tender offer and subsequent merger, the defendants have agreed to the settlement contemplated in the memorandum.
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     The following sets forth additional disclosure to be included under the specified subheadings of “Item 4 — The Solicitation or Recommendation” of the Schedule (capitalized terms used below shall have the meanings set forth in the Schedule unless otherwise defined below):
Background of the Transaction (pages 9-27)
     In July 2008, when the Strategic Alternatives Committee, as reconstituted, engaged Jefferies & Company, Inc. (“Jefferies”) as lead advisor, it did so to refresh the strategic evaluation process, which had continued for 14 months, and to obtain an additional perspective on the Company’s alternatives. Jefferies was selected for its national reputation, middle market focus, healthcare technology expertise, and desire to take on the engagement. In connection with the engagement of Jefferies as a financial advisor, SunTrust Robinson Humphrey agreed to serve as co-advisor and to provide its opinion as to the fairness, from a financial point of view, of the proposed consideration to be offered in a proposed sale transaction. With respect to Jefferies and SunTrust Robinson Humphrey, neither firm had (or has) any material corporate or investment banking relationships with Emageon or Parent, except for the engagements described herein.
     Jefferies, following its engagement, coordinated with the Strategic Alternatives Committee and identified 47 parties for contact. These parties, which included strategic parties and financial sponsors, were selected based upon a number of criteria. With respect to strategic parties, the criteria, among others, were prior expressions of interest, the potential strategic fit of Emageon with such parties, the perceived ability of such parties to finance such a transaction, and the perceived ability (and historic experience) to move promptly. With respect to financial sponsors, the criteria, among others, were historic interest in relevant industries, a focus on middle market companies, perceived ability to finance the transaction without reliance on third party debt financing, and observations as to the ability of such financial sponsors to move promptly.

Opinion of SunTrust Robinson Humphrey (pages 29-34)
     SunTrust Robinson Humphrey’s presentation did not include a discounted cash flow analysis because, in part, Emageon had not prepared medium or long term forecasts of operations on which such an analysis could be based. Emageon identified as an immediate short term need following the failed transaction with HSS the development of a restructuring plan that would enable Emageon to continue as a stand alone independent company in the event an alternative transaction was not available. Management believed that this need superseded the need for development of such operational forecasts. In addition, Emageon determined that, under these circumstances, any such forecasts would be speculative and unreliable.
     SunTrust Robinson Humphrey’s presentation included a selected companies analysis of nine companies. In addition to the information previously disclosed, that analysis indicated for the selected companies (a) a low, median, mean and high firm value as a multiple of actual 2008 revenues of 0.12, 0.67, 0.77 and 3.71; (b) a low, median, mean and high firm value as a multiple of actual 2008 EBITDA of 1.8, 4.0, 5.0, and 33.6; (c) a low, median, mean and high firm value as a multiple of estimated 2009 revenues of 0.11, 0.63, 0.90 and 2.13; and (d) a low, median, mean and high firm value as a multiple of estimated 2009 EBITDA of 3.5, 3.8, 6.1 and 10.8.
     SunTrust Robinson Humphrey’s presentation also included a selected transactions analysis of 29 merger and acquisition transactions completed since January 1, 2005. In addition to the information previously disclosed, that analysis indicated that, at the time of the respective transactions, those companies had (a) a low, median, mean and high firm value as a multiple of LTM revenues of 0.02, 1.88, 1.89 and 7.50; (b) a low, median, mean and high firm value as a multiple of EBITDA of 0.5, 19.5, 14.8 and 130.1; and (c) a low, median, mean and high firm value as a multiple of EBIT of 4.9, 18.1, 20.1 and 74.1.
     SunTrust Robinson Humphrey’s presentation included a premiums paid analysis for eight companies in the medical imaging technology marketplace, including:

CTI Molecular Imaging, Inc.
Criticare Systems, Inc.
EP Medsystems, Inc.
IDX Systems Corporation
Intermagnetics General Corporation
Radiologix, Inc.
Radiation Therapy Services, Inc.
TriPath Imaging, Inc.

That analysis indicated low, median, mean and high share price premiums of 16.9%, 55.5%, 53.6% and 105.2% paid for the common stock of the target company in such transactions relative to the target company’s stock price one day prior to the public announcement of the transaction. That analysis also indicated low, median, mean and high share price premiums of 17.1%, 48.4%, 53.7% and 101.3% paid for the common stock of the target company in such transactions relative to the target company’s stock price one month prior to the public announcement of the transaction.
     SunTrust Robinson Humphrey’s presentation also included a broader premiums paid analysis of approximately 60 selected mergers and acquisitions involving publicly traded target companies from January 1, 2005 to January 30, 2009 with a transaction value between $50 million and $1.5 billion, including:

Datascope Corporation
Mentor Corporation
Vital Signs, Inc.
Memry Corporation
MEDecision, Inc.
MedQuist, Inc.
TriZetto Group, Inc.
EP Medsystems, Inc.
Specialized Health Products International, Inc.
Matria Healthcare, Inc.
National Medical Health Card Systems, Inc.
I-trax, Inc.
Criticare Systems, Inc.
Possis Medical, Inc.
E-Z-EM, Inc.
Lifecore Biomedical, Inc.
VistaCare, Inc.
Tutogen Medical, Inc.
Radiation Therapy Services, Inc.
VISICU, Inc.

First Consulting Group, Inc.
National Home Health Care Corporation
Microtek Medical Holdings, Inc.
HemoSense, Inc.
Foxhollow Technologies, Inc.
Cholestech Corporation
Pediatric Services of America, Inc.
Symbion, Inc.
Option Care, Inc.
Healthvision, Inc.
Biosite, Inc.
Enpath Medical, Inc.
Cegedim Dendrite
Cytyc Prenatal Products Corporation
IntraLase Corporation
ZEVEX International, Inc.
Conor Medsystems, L.L.C.
RITA Medical Systems, Inc.
TriPath Imaging, Inc.
Radiologix, Inc.
Intermagnetics General Corporation
ReAble Therapeutics, Inc.
American Retirement Corporation
Laserscope
Lifeline Systems, Inc.
Compex Technologies, Inc.
Animas Corporation
Specialty Laboratories, Inc.
NDCHealth Corporation
Bio-Logic Systems Corporation
IDX Systems Corporation
Advanced Neuromodulation Systems, Inc.
LabOne, Inc.
Priority Healthcare Corporation
Medicore, Inc.
CTI Molecular Imaging, Inc.
Rubicon Medical Corporation

That analysis indicated low, median, mean and high share price premiums of (0.7%), 27.9%, 38.3% and 288.9% paid for the common stock of the target company in such transactions relative to the target company’s stock price one day prior to the public announcement of the transaction. That analysis also indicated low, median, mean and high share price premiums of 7.3%, 32.1%, 44.6% and 345.9% paid for the common stock of the target company in such transactions relative to the target company’s stock price one month prior to the public announcement of the transaction.
*     *     *
Important Additional Information About the Transaction
This Report is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Emageon common stock are being made pursuant to an offer to purchase and related materials that AMICAS Acquisition Corp, a wholly owned subsidiary of AMICAS, Inc., has filed with the Securities and Exchange Commission and mailed to Emageon’s stockholders. AMICAS Acquisition Corp. has filed a tender offer statement on Schedule TO with the Securities and Exchange Commission with respect to the offer, and Emageon has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the Securities and Exchange Commission through its website at www.sec.gov or by contacting the Investor Relations Department of Emageon.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
Exhibit 99.1     Press release dated March 27, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 27, 2009	EMAGEON INC. (Registrant)
	By:	/s/ John W. Wilhoite
John W. Wilhoite
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 27, 2009